Exhibit 99.1
DANIEL S. FULTON
2008 UBS Conference
September 16, 2008
[Fulton presentation]
Thanks, Gail. Before we start this morning, please note the Forward Looking Statement.
Patty Bedient and I are pleased to join you this morning to provide you with an update on Weyerhaeuser.
When I became CEO of Weyerhaeuser Company five months ago, we were already a company in transition. Since then, our sense of urgency to improve shareholder returns has only intensified.
Since we last spoke with the investment community in New York, we completed the sale of our Containerboard Packaging and Recycling business. This transaction closed in August, generating significant cash, and strengthening our balance sheet.
Following the Containerboard transaction, we’re about half the size we were two years ago, before we exited the Fine Paper business. In response to this downsizing of our business portfolio, we’ve moved to right-size support functions across the company.
Total annual S,G&A savings are targeted at $375 million. We’re on a path to accomplish 50% of these changes by year end, 90% by the end of 2009, with the balance expected in 2010, subject to the completion of our transition agreements with Domtar and International Paper.
In addition, we’ve made some changes to our management team, and pursued opportunities through strategic partnerships, all while addressing the difficult market conditions related to the unprecedented decline in the nation’s housing market, which has impacted our wood products, housing, and timber businesses.
To talk about our company this morning, I’d like to use this framework that we shared with you in our May Investor Meeting.
The center of this slide represents the foundation of Weyerhaeuser—our Timberlands — more than six million acres of owned or leased timberland in the United States. Backed by our recognized silvicultural expertise, and research and development capabilities, these are some most productive timberlands in the industry.
We’ve taken our skills overseas, where we’re establishing a footprint in some of the fastest timber growing regions in the world. We already own 358,000 acres in Uruguay, and we were invited to collaborate in a joint venture to introduce advanced sustainable forestry practices on 52,000 acres of timberland in southwest China.
We maximize returns from these timberlands over the long term, through a sustainable business model. This begins in our nurseries where we grow high-quality seedlings to produce faster-growing and straighter trees, with improved fiber quality. We plant more than 100 million of these seedlings each year, on carefully prepared land to reduce competition from other vegetation, and protect young seedlings from disease and pests.

As the trees mature, we implement a thinning program to create ideal conditions to accelerate growth, and produce more valuable sawtimber earlier than our competitors. Because of our expertise, we’ve reduced our rotation cycles by five to 10 years, depending on the region and species, and we continue to implement changes to further reduce this cycle time while improving the quality of trees grown for solid wood applications.
It’s not enough just to grow the timber. To generate the highest return, we deliver the right product, to the right customer. For example, we have long been a leading exporter of logs to Asia, especially Japan.
We combine our merchandising capabilities with our long term presence and relationships in the region, to continue to expand our markets and find new customers, as evidenced by our recent increase in sales to Korea and China. This is critical in today’s US economic environment.
Our iLevel Business is aligned with our timber holdings in order to maximize the value of our plantation harvest. We’ve responded to current market conditions by cutting costs, and curtailing and eliminating capacity. We’re positioned to take full advantage of the eventual recovery in housing, and be an industry leader with top quartile returns.
Effective October 1, Tom Gideon will assume leadership of this business, in addition to serving as Executive Vice President — Forest Products. Tom will provide the same effective leadership that he brought to his prior positions in Timberlands and Containerboard Packaging.
Our experienced WRECO team has weathered tough markets before, emerging stronger with each recovery. WRECO is successfully managing through the current difficult conditions—limiting production, reducing staff, adjusting product design and specs, and positioning for recovery. Using our localized value propositions focused on customer satisfaction, our team is taking the steps necessary today, to maintain top quartile industry performance.
Our Cellulose Fibers business, focused on higher value absorbent pulp, continues to perform well. We meet the needs of a highly discerning group of global customers, with a relentless commitment to product improvements and operational excellence.
Going back to our framework, capturing the maximum returns from our Timberlands goes well beyond the harvest of our valuable timber resource, and the value of our higher and better use land.
Now, more than ever, we have a multitude of opportunities to unleash the potential of our timberland assets and our industry-leading R&D capabilities— tapping the wealth underground, and discovering new revenue sources from the forest floor itself, including Minerals and Energy, Biofuels and Biomaterials, and a growing recognition of the potential of Ecosystem Benefits.
Throughout our history, the company’s policy has been to retain all of the subsurface rights on lands we own or sell. Our Mineral Resources group actively manages leases for the extraction of coal, lignite, industrial minerals and construction aggregates such as gravel. In some locations, we hold development rights on lands that hold increasing potential for energy development, including hydrocarbons, geothermal, and even wind.
We’ve stepped up the pace of minerals management, introducing increasingly sophisticated tools to better understand and more effectively exploit the potential of these resources. As petroleum and gas prices have increased, the mineral rights we hold have become increasingly valuable, and add potential income streams from our asset base.
Earlier this month, we announced the signing of an agreement with AltaRock Energy to explore the potential of engineered geothermal power, on 667,000 acres in California, Oregon and Washington, where we hold mineral and geothermal rights. This process involves the introduction of water into hot bedrock to produce steam to turn turbines, to create clean, renewable electric power. This is still in the development stages, but if successful, it could help provide some of our country’s need for carbon-neutral power, while generating a new source of cash from our subsurface estate.
Through Catchlight Energy, we’ve teamed with Chevron to explore the ability to create liquid transportation fuels from fast-growing, renewable material planted between trees. This joint venture — which brings together two leaders in their fields — is a model of how we envision undertaking significant programs in the future. By sharing technology, strengths, and risk, we believe that we can bring solutions to market faster, cheaper, and more effectively than if we developed them on our own.
Another example of technology partnering, is our recently announced collaboration with Lenzing to develop non-woven products for industrial and personal care applications.
Through our R&D capabilities that support our timberlands and cellulose fibers businesses, we can envision our pulp mills serving as chemical plants, providing advanced materials and chemical feedstocks, as alternatives to oil-based polymers.
Looking ahead, as we consider the challenges posed by climate change, and a push to more green products and lifestyles, we’re excited about owning and managing a sustainable resource.
Our 2007 Annual Report highlights how photosynthesis from our timberlands benefits the ecosystem. With an estimated 16 million metric tons of CO2 sequestered every year across our timberlands ownership, we’re positioned to be at the table in the coming debate about carbon credits.
The carbon debate will be based on science, economics, and politics. As a recognized industry leader in the science of silviculture and forest management, we’re well positioned to capture this potential.
Yes, today’s markets are challenging, and we’re taking the steps these conditions dictate. But more important, we’re moving to define our future.
Now, for a financial update, I’d like to turn the meeting over to Patty Bedient, our chief financial officer.

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